Exhibit 10(yy)

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is dated as of March 17, 2005 (this “Amendment”) among Perrigo Company, a Michigan corporation (“Buyer”), Agis Industries (1983) Ltd., an Israeli public company (the “Company”), and Sharon Kochan (the “Executive”).

WHEREAS, Buyer, Company and the Executive are parties to that certain Employment Agreement dated as of November 14, 2004 (the “Employment Agreement”) which provides, among other things, that the Buyer agrees to appoint Executive to serve as a member of the Buyer’s Executive Committee; and

WHEREAS, Buyer, Company and the Executive wish to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Amendments.

(a) The last sentence of Section 1(a) of the Employment Agreement is hereby deleted in its entirety.

(b) The phrase “for members of the Executive Committee” as used in Sections 2(a), (b) and (c) are each hereby deleted in their entirety and replaced with the phrase “for members of the Parent’s senior management”.

2. Benefit Levels. Notwithstanding anything else to the contrary contained in this Amendment, it is understood and agreed by the parties hereto that the benefit levels provided for in Sections 2(a), (b) and (c) shall remain at the same levels as they were prior to this Amendment.

3. Effect of Amendments. Except to the extent expressly amended hereby, the Employment Agreement shall remain in full force and effect in all respects.

4. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

5. Counterparts. This Amendment may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

PERRIGO COMPANY

By:	/s/ David T. Gibbons
Name:	David T. Gibbons
Title:	President & CEO

AGIS INDUSTRIES (1983) LTD.

By:	/s/ Moshe Arkin
Name:	Moshe Arkin
Title:	Chairman

SHARON KOCHAN

By:	/s/ Sharon Kochan
Name:	Sharon Kochan